EXHIBIT 23

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Rent-Way, Inc. on Form S-8 (File Number 0-22026) of our report dated
June 18, 1999, on our audits of the financial statements and supplemental schedules of Rent-Way, Inc. 401(k) Retirement Savings Plan as of December 31, 1998 and 1997 anf for the year ended December 31, 1998, which report is included in this Annual Report on 11-K.


                                                   PricewaterhouseCoopers LLP

Cleveland, Ohio
June 29, 1999